UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 14, 2025

CREATIVE REALITIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CREX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Reflect Settlement Agreement

As previously reported, on November 12, 2021, Creative Realities, Inc. (the “Company”) entered into an Agreement and Plan of Merger with Reflect Systems, Inc. (“Reflect”) and RSI Exit Corporation, as representative of the former stockholders of Reflect (the “Stockholders’ Representative”), which was amended on February 8, 2022, February 11, 2023, February 17, 2025, and February 23, 2025 (as so amended, the “Merger Agreement”). Pursuant to the Merger Agreement, the Company’s direct, wholly owned subsidiary, CRI Acquisition Corporation, merged with and into Reflect, with Reflect surviving the merger and becoming a wholly owned subsidiary of the Company, which transaction is referred to herein as the “Merger.” The Merger was consummated on February 17, 2022. The Merger Agreement required that the Company pay to the former Reflect stockholders additional contingent supplemental cash payments (the “Guaranteed Consideration”), if any, payable on or after February 17, 2025 (the “Guarantee Date”), in an amount by which the price of the Company’s common stock on the Guarantee Date is less than $6.40 per share (such applicable amount, the “Guaranteed Price”).

On March 14, 2025, the Company and Reflect entered into a Settlement Agreement and Fifth Amendment to Merger Agreement with the Stockholder’s Representative (the “Settlement Agreement”), pursuant to which the Company settled and resolved a dispute with the Stockholders’ Representative over the amount of the Guaranteed Price and the Guaranteed Consideration. Pursuant to the Settlement Agreement, the Company’s obligation to pay the Guaranteed Consideration to the former Reflect stockholders was terminated and released. In consideration for such termination and release, (i) the Company will deposit an aggregate of $3,000,000 in cash with an exchange agent for the ratable benefit of, and for distribution to, the former Reflect stockholders, (ii) the Company and Reflect (as co-obligors) delivered a promissory note in the principal amount of $4,000,000 payable to the order of the Stockholders’ Representative, as nominee for, and for the ratable benefit of, the former Reflect stockholders (the “Promissory Note”), and (iii) the Company agreed to issue to the former Reflect stockholders warrants to purchase their pro rata share of an aggregate of 777,800 shares of the Company’s common stock (the “Settlement Warrants”). The Settlement Agreement contains mutual releases in which we and the Stockholders’ Representative, on behalf of the former Reflect stockholders, released and waived any claims against the other related to the Guaranteed Consideration.

The Promissory Note is an unsecured obligation of the Company that accrues interest on the outstanding principal balance at a rate of 14.0% per annum (or at such rate plus 3.0% during the continuance of an Event of Default (as defined in the Promissory Note) or any non-payment of scheduled payments as the result of the terms of the Subordination Agreement (as defined below))(the “Interest Rate”). The Promissory Note requires monthly payments of interest only commencing April 14, 2025 and continuing through September 14, 2025. Commencing October 14, 2025, the Company is required to pay principal and interest in accordance with an amortization schedule that provides for equal payments of $109,305.91 on the 14th day of each calendar month through the September 14, 2027 maturity date. On the maturity date, the Company is required to make a balloon payment of $2,276,595.22, in final payment of all outstanding principal and accrued and unpaid interest under the Promissory Note.

The principal balance of the Promissory Note (together with accrued but unpaid interest on such amounts) may be prepaid in whole at any time or in part from time to time on or before the Maturity Date, subject to the Company’s obligation to pay a make-whole payment equal to the aggregate monthly payments of interest on the prepayment amount that would be due after the prepayment date and through the maturity date and assuming an interest rate per annum in the percentage, if any, by which the Interest Rate exceeds a prescribed “yield maintenance treasury rate.”

The Stockholders’ Representative’s rights under the Promissory Note are subject to a Subordination Agreement dated of March 14, 2025 by and among by and among the Company, Reflect, First Merchants Bank and the Stockholders’ Representative (the “Subordination Agreement”).

The Settlement Warrants represent the right to purchase shares of the Company’s common stock at an exercise price equal to $3.25 per share, subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications. The Settlement Warrants are exercisable immediately, expire six years from the date of issuance may be exercised for cash or, at the election of the holder, on a cashless basis.

The Settlement Warrants are being issued by the Company pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-272202), which was declared effective by the Securities and Exchange Commission (the “Commission”) on June 6, 2023 (the “Registration Statement”), including the related base prospectus contained therein and a prospectus supplement dated March 14, 2025.

In conjunction with entering into the Settlement Agreement and related documents, the Company entered into a Consent Agreement dated March 14, 2025 with First Merchants Bank, among others (the “Consent Agreement”), pursuant to which (among other things) First Merchants Bank, the senior secured lender under the Company’s credit facility, agreed to waive certain negative covenants under the credit facility that may have been impacted by the transactions contemplated by the Settlement Agreement.

The legal opinion and consent of Taft Stettinius & Hollister LLP addressing the validity of the Settlement Warrants and the common stock of the Company issuable upon exercise of the Settlement Warrants is filed as Exhibit 5.1 and Exhibit 23.1, respectively, to this Current Report on Form 8-K and are incorporated into the Registration Statement.

The foregoing description of the Settlement Agreement, the Promissory Note, the form of Settlement Warrant, the Subordination Agreement and the Consent Agreement do not purport to be complete and are qualified in their entirety by reference to the Settlement Agreement, the Promissory Note, the form of Settlement Warrant, the Subordination Agreement and the Consent Agreement, copies of which are filed as Exhibits 10.1, 10.2, 4.1 and 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On March 17, 2025, the Company issued a press release announcing the foregoing matters, which is furnished as Exhibit 99.1 hereto.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statement and Exhibits.

(d)         Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant
5.1	Opinion of Taft Stettinius & Hollister LLP as to the legality of the Settlement Warrants and the common stock issuable upon exercise of the Settlement Warrants
10.1*	Settlement Agreement and Fifth Amendment to Merger Agreement dated March 14, 2025 among Creative Realities, Inc., Reflect Systems, Inc. and RSI Exit Corporation
10.2	$4,000,000 Promissory Note dated March 14, 2025 payable to the order of RSI Exit Corporation
10.3	Subordination Agreement dated March 14, 2025 by and among Creative Realities, Inc., Reflect Systems, Inc., First Merchants Bank and RSI Exit Corporation
10.4	Consent Agreement dated March 14, 2025 by and among First Merchants Bank, Allure Global Solutions, Inc., Creative Realities, Inc. and Reflect Systems, Inc.
23.1	Consent of Taft Stettinius & Hollister LLP (included in Exhibit 5.1)
99.1	Press Release dated March 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*  Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). Creative Realities agrees to furnish a supplemental copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2025

Creative Realities, Inc

By:	/s/ David Ryan Mudd
David Ryan Mudd
Interim Chief Financial Officer